Exhibit 10.2

BESS LLC

EXCLUSIVE CONSULTING AGREEMENT

This EXCLUSIVE Consulting Agreement (this “Agreement”) is made and entered into as of December 11, 2024 (the “Effective Date”), by and between BESS LLC, a Delaware limited liability company (the “Company”), and ASSURE POWER, LLC, a Wyoming limited liability company (“Consultant”). The Company and Consultant are referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company desires to retain Consultant as an independent contractor on a full time and exclusive basis to perform the Services (as defined below) for the Company, and Consultant is willing to perform such Services on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Services. Consultant shall provide three key people as listed on Exhibit A to exclusively consult with, and render exclusively to, the Company consulting services relating to the transition and integration of the Consultant’s business into the Company’s business, including those services explicitly set forth on Exhibit A hereto (collectively, the “Services”). Company shall determine the scope of the work to be performed, but Consultant shall have the ability to select the means, manner and method of performing these services. Consultant agrees to use its best efforts to promote Company’s interests, and to give Company the benefit of, to the exclusion of all other companies, its experience, knowledge, and skills. Consultant shall have the right to perform the projects in such manner as Consultant deems appropriate. Consultant undertakes to perform services in a timely and professional manner and to devote such time, attention and skill to its duties under this Agreement as may reasonably be necessary to ensure the performance of the Services to the Company’s Chief Executive Officer’s satisfaction. Consultant shall make itself available and shall render such services at such times and places as mutually and reasonably agreed upon between the Company and Consultant. Consultant shall not delegate or subcontract its duties hereunder. During the Term of this Agreement, Consultant shall not, whether directly or indirectly, provide the Services to any other party other than to the Company.

(a) Nothing herein shall be deemed to preclude Company from retaining the services of other persons or entities undertaking the same or similar services as those undertaken by Consultant hereunder or from independently developing or acquiring materials or programs that are similar to, or competitive with, the services.

2. Compensation. During the Term of this Agreement, unless terminated sooner pursuant to this Agreement, the Company will pay Consultant in exchange for the Services as follows: $30,000.00 per month, on the last day of each month. All payments due hereunder shall be payable in arrears. If any of the three key people listed on Exhibit A resign from, or are terminated by, the Company for any reason, the monthly fee will be reduced on a pro rata basis thereafter. In addition, the Company and consultant may agree upon additional compensation terms on a project by project basis

(a) The Consultant shall invoice the Company for Services pursuant to Section 2 above on a monthly basis. The Company shall discharge any valid invoice within 10 business days of receipt of the valid invoice.

3. Confidentiality.

(a) Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the Term (as defined below)), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish becomes publicly known or made generally available to the public after disclosure to Consultant through no wrongful action or inaction of Consultant.

(b) Nonuse and Nondisclosure. During and after the Term, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not: (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any third party without the prior written consent of an authorized representative of Company, except that Consultant may disclose Confidential Information to the extent compelled by applicable law; provided, however, prior to such disclosure, Consultant shall provide prior written notice to the Company to allow the Company to seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant shall not put to commercial use or use in any way except for the benefit of Company any Confidential Information disclosed to Consultant or any Confidential Information developed by Consultant pursuant to this Agreement. Consultant agrees that Consultant’s obligations under this Section 3(b) shall continue after the Term.

(c) Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

(d) Third-Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the Term and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

(e) Acknowledgement. The Parties acknowledge 18 U.S.C. § 1833(b), which states as follows: “[a]n individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(i) is made—(A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, Consultant shall have the right to: (1) disclose in confidence trade secrets to federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law; or (2) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

(f) Great loss and immediate and irreparable injury may be suffered by the Company if the Consultant should breach or violate any of the covenants and agreements set forth in this clause. The parties agree that such covenants and agreements are reasonably necessary to protect and preserve the Company’s interests.

4. Ownership.

(a) Assignment of Inventions. As a material condition to which Consultant agrees in exchange for the opportunity to provide the Services, Consultant expressly acknowledges and agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the Term and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets or other intellectual property rights relating to the foregoing (collectively, “Inventions”) are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions. Consultant agrees that he will not use or disclose any Intellectual Property owned by Company to benefit a competitor, customer, individual, or other entity without the express written permission of the Chief Executive Officer.

(b) Pre-Existing Materials. Subject to Section 4(a), Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted an exclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party, including, without limitation, any free software or open source software, into any Invention without Company’s prior written permission.

(c) Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

(d) Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the Term and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.

(e) Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 4(e) shall continue after the Term.

(f) Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or copyright registrations covering the Inventions assigned to the Company in Section 4(a), then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents and copyright registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest and shall be irrevocable.

5. Performing Services for Others. The consultancy arrangements contemplated by this Agreement shall be on an exclusive basis. The Consultant shall not during the course of this Agreement, without the prior written consent of the Chief Executive Officer of the Company, provide any of his Services as out lined in Exhibit A, whether on a consultancy or other basis, to any legal or natural person or other entity in competition with the Company’s current or future business. For the purposes of this clause, the term “Company’s Business” shall mean the development, installation, ownership, and operation of utility-scale solar photovoltaic (PV) parks, or the energy storage thereof.

6. Conflicting Obligations. Consultant represents and warrants that he has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the Term. Consultant is hereby bound in writing by the confidentiality and intellectual property assignment or license provisions of this Agreement, and, upon the Company’s written request, to enter into a non-disclosure or intellectual property assignment or license agreement in a form that is reasonably satisfactory to the Company, and promptly provide a copy of each such executed agreement to the Company.

7. Return of Company Materials. Upon the expiration or earlier termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, all Company property, including, but not limited to: (a) Confidential Information; (b) tangible embodiments of all Inventions; (c) all devices and equipment belonging to the Company; (d) all electronically-stored information and passwords to access such property; (e) those records maintained pursuant to Section 4(d); and (f) any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.

8. Reports. Consultant agrees that Consultant will periodically keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the reasonable time expended in preparing such written reports will be considered time devoted to the performance of the Services.

9. Term; Termination.

(a) Term. The initial term of this Agreement (the “Term”) will begin on the Effective Date and will continue until the earlier of: (i) the date that is three (3) years following the Effective Date and (ii) termination as provided in Section 9(b). This Agreement shall automatically renew for additional one year terms unless ninety (90) day prior written notice is delivered by either Party to the other Party.

(b) Termination.

(i) Either Party may terminate this Agreement immediately: (x) upon the institution of bankruptcy or similar proceedings by or against the other Party, or any assignment or attempted assignment by the other Party for the benefit of creditors, or any appointment, or application for such appointment, of a receiver for a Party, (y) if the other Party materially breaches any term or provision of this Agreement; provided, that, if such breach is curable, the breaching Party shall have thirty (30) from being notified of such breach to cure the same, or (z) upon mutual agreement of the Parties.

(ii) The Company may terminate this Agreement upon ninety (90) days prior written notice at any time after one year from the Effective Date.

(iii) In the event Company terminates this Agreement for a Material Breach, Company’s sole liability to Consultant shall be to pay Consultant for any unpaid amounts earned and accrued hereunder through the date of termination.

(c) Survival. Upon any termination of this Agreement, all rights and duties of the Company and Consultant toward each other shall cease except:

(i) the Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed prior to the termination date; and

(ii) Section 3 (Confidentiality), Section 4 (Ownership), Section 6 (Conflicting Obligations), Section 7 (Return of Company Materials), Section 9 (Term; Termination), Section 10 (Restrictive Covenants), Section 12 (Indemnification), Section 13 (Limitation of Liability), Section 14 (Representations and Warranties), and Section 15 (Miscellaneous) will survive the expiration or earlier termination of this Agreement in accordance with their respective terms.

10. Restrictive Covenants. In the course of the provision of the Services, the Consultant is likely to obtain knowledge or trade secrets of the Company. Accordingly, Consultant agrees that during the term of this Agreement and for a period of two years from the date of the termination or expiry of the Agreement, Consultant shall not, without the prior written consent of the Company:

Directly or indirectly employ, or solicit the employment of (whether as an employee, officer, director, agent, consultant or independent contractor) any person(s) who is or was at any time during the previous year an officer, director, representative, agent or employee of Company. If Consultant breaches this clause, it shall promptly pay to the Company a sum equal to the annual salary of the employee(s) in question (net of benefits) and the parties agree that this amount is a genuine pre-estimate of the loss that the Company is likely to suffer as a result of such breach.

The Consultant acknowledges and agrees that the restrictions set out in this clause are reasonable and necessary to protect the interests of the Company.

11. Relationship of the Parties.

(a) It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority.

(b) Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance.

(c) Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

(d) The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401(k) participation and the Company will not be responsible for withholding or paying any income, payroll, social security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker’s compensation insurance on your behalf. Consultant will be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest.

(e) If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

(f) Consultant shall be fully responsible for Consultant’s Personnel and fully indemnify the Company against any and all claims made by or on behalf of any member of Consultant’s Personnel.

12. Indemnification.

(a) Consultant agrees to indemnify and hold harmless the Company and its affiliates, and their respective directors, officers and employees, from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from, or in connection with, (a) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s Personnel; (b) a determination by a court or governmental agency that the Consultant is not an independent contractor of the Company; (c) any breach by Consultant or Consultant’s Personnel of any of the representations, warranties, or covenants contained in this Agreement; (d) any failure of Consultant or Consultant’s Personnel to perform the Services in accordance with all applicable laws, rules and regulations; and I any violation or claimed violation of a third party’s rights resulting, in whole or in part, from the Company’s use of the Inventions of Consultant under this Agreement.

(b) Company agrees to indemnify and hold harmless the Consultant and its affiliates, and their respective directors, officers and employees, from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from, or in connection with, any breach by Company of any of the representations, warranties, or covenants contained in this Agreement.

13. Limitation of Liability. IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

14. Representations and Warranties. Consultant represents and warrants to the Company that: (a) Consultant has the required skill, experience, and qualifications to perform the Services, Consultant shall perform the Services in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services, and Consultant shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner and (b) Consultant shall perform the Services in compliance with all applicable federal, state, and local laws and regulations, including by maintaining all licenses, permits, and registrations required to perform the Services and (c) Consultant’s execution, delivery and performance of this Agreement will not violate or cause a breach of any existing employment, consultant or any other agreement, covenant, promise or any other duties by which Consultant is bound, including confidentiality obligations or covenants not to compete including any present or previous employer.

15. Miscellaneous.

(a) Compliance with the Law. During the performance of the Services, Consultant, at his own expense and at all times, shall comply with any and all laws and ordinances and any and all rules, regulations, and orders of public authorities applicable thereto, including, but not limited to, tax and social welfare laws, applicable worker’s compensation laws, unemployment insurance requirements, employer’s liability requirements, and minimum wage. Consultant shall file all reports required to be filed in the name of Consultant and pay all taxes, fees and charges required by laws, rules, regulations, and orders, and shall, without reimbursement by Company, indemnify Company against any and all liabilities and penalties by reason of any failure on the part of Consultant to comply with any such laws, orders, rules, and regulations.

(b) Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in the District of Delaware.

(c) Assignability. This Agreement will be binding upon Consultant and its permitted successors and permitted assigns, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.

(d) Injunctive Relief and Damages. Consultant acknowledges and agrees that the covenants and obligations of Consultant set forth in Sections 3, 4, 5 and 10 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Consultant agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Consultant from committing any violation of the covenants and obligations referred to above. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have at law or in equity. Nothing contained in this Section shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach, including recovery of damages and an equitable accounting of all earnings, profits and other benefits arising from such violation.

(e) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties, which shall have no further force or effect. Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement.

(f) Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

(g) Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

(h) Amendment; Waiver. No modification of, or amendment to, this Agreement, and no waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

(i) Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and delivered to such Party’s address for notice set forth on the signature page to this Agreement or, if no such address is provided, to the last address of such Party provided to the other Party and any such notice shall be deemed given: (i) when delivered, if given personally or by commercial messenger or courier service; (ii) three (3) business days after mailing, if delivered by U.S. registered or certified mail (return receipt requested) to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice; or (iii) on the date sent by facsimile or email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient.

(j) Attorneys’ Fees. In any court action at law or equity that is brought by a Party to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

(k) Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Company:

BESS LLC,
a Delaware limited liability company

By:
	Name:	Vincent Browne
	Title:	Director

Address:

17 State Street, Suite 4000
New York, NY 10004

Attention: Vincent Browne

Consultant:

ASSURE POWER, LLC,
a Wyoming limited liabilty company

By:
Name: Gary Gray

Address:
3233 Brookside Court
Tarpon Springs, FL 34688